UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

NIKOLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38495	82-4151153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4141 E Broadway Road Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(480) 666-1038

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2023, Nikola Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”) for the sale of up to $325,000,000 in aggregate principal amount of senior convertible notes (the “Notes”), in a registered direct offering (the “Offering”). The Notes are convertible into shares (the “Shares” and together with the Notes, the “Securities”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), subject to certain conditions and limitations.

The Company expects to consummate an initial closing for the sale of $125,000,000 in aggregate principal amount of Notes on or about August 21, 2023. The purchase price for the Notes is $1,000 per $1,000 principal amount of Notes. Subject to certain conditions being met or waived, at the option of the Company or an Investor, one or more additional closings for up to the remaining principal amount of Notes may occur. The aggregate principal amount of Notes that may be offered in the additional closings may not be more than $200,000,000, and the option to sell additional Notes will be exercisable until the 18 month anniversary of the date of the Purchase Agreement (the “Additional Closing Expiration Date”). The Investors’ obligations to purchase the Notes at each additional closing are subject to certain conditions set forth in the Purchase Agreement. Under the Purchase Agreement, the Investors will be required to purchase Notes in the additional closings if such conditions are met or waived. The Notes contain restrictions on the issuance of securities, except for shares of Common Stock issuable pursuant to the Company’s amended and restated equity distribution agreement with Citigroup Global Markets, Inc., a public offering of Common Stock not to exceed $300 million, and, with the approval of required holders, a private placement of Common Stock not to exceed $75 million.

The Offering is being made by the Company directly to the Investors, without an underwriter or placement agent. The Company will not pay any selling commission to any party in connection with the Offering.

The Company estimates that the net cash proceeds from the initial closing of the Offering will be approximately $124.5 million, after deducting estimated expenses of the Offering.

The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-264068), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 14, 2022 (the “Registration Statement”). A prospectus supplement relating to the Offering, together with the accompanying base prospectus included in the Registration Statement, has been filed with the SEC on August 21, 2023.

The series A-1 notes will be issued pursuant to the first supplemental indenture (the “First Supplemental Indenture”), dated as of August 21, 2023, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The First Supplemental Indenture supplements the indenture entered into by and between the Company and the Trustee, dated as of August 21, 2023 (the “Base Indenture”, and together with the First Supplemental Indenture, the “Indenture”).

The Purchase Agreement

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Purchase Agreement, the Company agreed that, until the later of the Additional Closing Expiration Date and the date no Notes remain outstanding, the Company will not effect or enter an agreement to effect any variable rate transaction, other than certain specified existing variable rate transactions. Variable rate transactions include the issuance of securities convertible into or exercisable or exchangeable for Common Stock at prices that are based upon or vary with the trading prices for the Common Stock or with conversion, exercise or exchange price that is subject to reset at a future date (other than customary “weighted average” anti-dilution provisions) and agreements by which securities may be sold at future determined prices, until the later of the expiration date for additional closings under the Purchase Agreement and the date no Notes remain outstanding. In addition, as a requirement to the initial closing, the Company agreed to terminate that certain Common Stock Purchase Agreement with Tumim Stone Capital LLC (“Tumim”) dated September 24, 2021 (the “Tumim Agreement”).

The Investor has the right to terminate its obligations under the Purchase Agreement if the Company has not issued Notes to the Investor within five days of the date of the Purchase Agreement, subject to certain exceptions.

The Notes

General. Each Note will accrue interest at a rate of 5.0% per annum, payable in arrears on the first calendar day of each calendar quarter, beginning January 1, 2024. Interest will be payable in cash or shares of Common Stock or in a combination of cash and shares of Common Stock, at the Company’s option. The interest rate will increase to an annual rate of 12.5% per annum upon the occurrence and during the continuance of an event of default under the Notes. Each Note issued pursuant to the Purchase Agreement will have a maturity date of one year from issuance, which may be extended at the option of the noteholders in certain instances. Upon any conversion, redemption or other repayment of a Note, a “make-whole” amount equal to the amount of additional interest that would accrue under such Note at the interest rate then in effect assuming that the outstanding principal of such Notes remained outstanding through and including the maturity date of such Note.

Rank. The Notes will be senior unsecured indebtedness of the Company.

Voluntary Conversion. At any time on or after August 21, 2023, all or any portion of the principal amount of each Note, plus accrued and unpaid interest, any make-whole amount and any late charges thereon (the “Conversion Amount”), is convertible at any time, in whole or in part, at the noteholder’s option, into shares of Common Stock at a conversion price per share (the “Conversion Price”) equal to the lowest of (i) a “reference price” of $2.94, subject to certain adjustments (the “Reference Price”), (ii) the greater of (x) a “floor price” of $0.38 (the “Floor Price”) and (y) the volume weighted average price (“VWAP”) of the Common Stock as of the conversion date, and (iii) the greater of (x) the Floor Price, and as elected by the converting noteholder, (y) either (X) depending on the delivery time of the applicable conversion notice, (1) the VWAP as of the applicable conversion date or (2) the VWAP immediately prior to the applicable conversion date and (Y) 95% of the average VWAP for the three trading days commencing on, and including, the applicable conversion date, subject to adjustment in accordance with the terms of the Notes.

Alternate Conversion. At any time during an Event of Default Redemption Right Period (as defined below under “—Events of Default”), a noteholder may alternatively elect to convert all or any portion of the Notes at an alternate conversion rate (the “Alternate Conversion Rate”) equal to the quotient of (i) 115% of the Conversion Amount, divided by (ii) the Conversion Price.

Change of Control. Upon a Change of Control (as defined in the Notes), a noteholder may, subject to certain exceptions, require the Company to redeem all, or any portion, of the Notes in cash at a price equal to 115% of the greatest of: (i) the Conversion Amount, (ii) the product of (x) the Conversion Amount and (y) the quotient of (I) the greatest closing sale price of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of such Change of Control and (2) the public announcement of such Change of Control, and ending on the date the noteholder notifies the Company of its exercise of its right to redeem pursuant to the Change of Control, divided by (II) the Conversion Price, and (iii) the product of (x) the Conversion Amount and (y) the quotient of (I) the aggregate consideration per share of Common Stock to be paid to the holders of the Common Stock upon consummation of such Change of Control, divided by (II) the Conversion Price.

Subsequent Placements. If the Company consummates certain Subsequent Placements (as defined in the Purchase Agreement), the noteholders have the right, subject to certain exceptions, to require that the Company redeem all, or any portion, of the Conversion Amount of the Notes not in excess of 20% of the gross proceeds of such Subsequent Placement at a redemption price of 100% of the Conversion Amount to be redeemed. If the noteholder is participating in such Subsequent Placement, the noteholder may require the Company to apply all, or any part, of any amounts that would otherwise be payable to the noteholder in such redemption, on a dollar-for-dollar basis, against the purchase price of the securities to be purchased by the noteholder in such Subsequent Placement.

Beneficial Ownership Limitation. A noteholder will not have the right to convert any portion of the Notes, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase the Maximum Percentage to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

Nasdaq Limitation. The Company will not issue any shares of Common Stock upon conversion of any Notes, or otherwise, if the issuance of such Common Stock, together with any Common Stock issued in connection with the Purchase Agreement and the transactions contemplated thereby, would exceed the aggregate number of shares of Common Stock which the Company may issue in connection with the Purchase Agreement and the transactions contemplated thereby without breaching the Company’s obligations under the rules or regulations of The Nasdaq Stock Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of The Nasdaq Stock Market for issuances of shares of Common Stock in excess of such amount. At any time the Company is prohibited from issuing shares of Common Stock due to the Exchange Cap, the Company will pay cash in accordance with the terms of the Notes.

Events of Default. The Notes provide for certain Events of Default, including certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. At any time after the earlier of (x) a noteholder’s receipt of a required notice of an event of default, and (y) the noteholder becoming aware of an event of default, and ending on the twentieth trading day after the later of (I) the date such event of default is cured, and (II) the Investor’s receipt of an event of default notice from the Company, the noteholder may require the Company to redeem, subject to certain exceptions, all or any portion of its Notes at a price equal to 115% of the greater of (i) the Conversion Amount and (ii) the product of the Alternate Conversion Rate, multiplied by the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the trading day immediately prior to the date the Company makes the entire redemption payment.

Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the rank of the Notes, the incurrence of certain indebtedness, the repayment of certain indebtedness, transactions with affiliates, and restrictions on certain issuance of securities, among other customary matters.

Additional Information

The Purchase Agreement, the Indenture and the First Supplemental Indenture (including the Form of Note) are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Offering by the Company and the summary of the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits, each of which is incorporated herein by reference.

The Purchase Agreement and the Form of Note have been included to provide investors and security holders with information regarding their terms. The documents are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement and the Form of Note were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on September 24, 2021, the Company entered into the Tumim Agreement with Tumim. Among other things, the terms of the Tumim Agreement provided that the Company had the right, but not the obligation, to sell to Tumim, and Tumim had the obligation to purchase up to $300 million of Common Stock. In connection with the execution of the Purchase Agreement, the Company terminated the Tumim Agreement.

In addition, on December 30, 2022, the Company entered into a Securities Purchase Agreement (the “Prior Purchase Agreement”) with the investors named therein for the sale of up to $125,000,000 in principal amount of senior convertible notes, in a registered direct offering. Concurrently with entering into the Purchase Agreement, the Company terminated the Prior Purchase Agreement, and the approximately $22.9 million in principal amount of senior convertible notes issuable thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Notes is incorporated herein by reference.

Item 8.01	Other Events.

The Company has updated its disclosures. The disclosures are filed herewith as Exhibit 99.1 and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company, including statements relating to: expectations with respect to the initial closing of the Notes, including the timing thereof and amount of net proceeds from the initial closing of the Notes; the Company’s beliefs regarding the probable cause and likely source of the thermal event; the Company’s beliefs regarding its ability to provide a remedy, the nature of such remedy and expected timing of repairs; and the Company’s beliefs regarding the extent of vehicles affected. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report release, including but not limited to: the satisfaction of the conditions precedent to the initial closing of the Notes; the final results of the Company’s investigations into the thermal event; the discovery that the cause of the thermal event is more extensive than initially anticipated; delays or the Company’s inability to remedy the problem; the inability to repair trucks in the field; the risk that additional trucks experience thermal events; risks that customers and dealers do not comply with the Company’s recommendations with respect to affected vehicles, and resulting damage or loss; the risk that the trucks will not be able to remain in operation pending completion of the recall service; the impact on the Company’s business, customer orders and the Company’s brand and reputation; the effect of any governmental or regulatory actions; and the factors, risks and uncertainties regarding the Company’s business described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC, in addition to the Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in such forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, as trustee, dated August 21, 2023.

4.2	First Supplemental Indenture (including Form of Note) by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, as trustee, dated August 21, 2023.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Securities Purchase Agreement, dated August 21, 2023, by and between Nikola Corporation and the investors named therein.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Disclosures

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2023

NIKOLA CORPORATION

By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer